Exhibit 10.4

BANK OF SHANGHAI

Loan Agreement

Borrower (Party A): Ruiwuhang (Shanghai) Facility Management Co., Ltd.

Registered Address: Room 302, Building A, No. 909 Duhui Road, Minhang District, Shanghai

Legal Representative (Person in Charge): Chen Xiang

Contact Person: Chen Xiang

Telephone:

Email:

Lender (Party B): Shanghai Bank Co., Ltd. Baiyu Sub-branch

Business Address: 27F, No. 199 Longwen Road, Xuhui District, Shanghai

Contact Person: Yuan jw

Telephone:

Email:

Whereas the Borrower has applied to the Lender for a working capital loan, in order to clarify the rights and obligations of both parties, in accordance with the currently effective relevant laws, regulations and regulatory requirements, and through equal consultation, the Parties hereby enter into this Contract.

Article 1 Loan Amount

The loan amount shall be as specified in Article 27 of this Contract.

Article 2 Loan Term

The loan term shall be as specified in Article 27 of this Contract.

Article 3 Loan Purpose

The loan purpose shall be as specified in Article 27 of this Contract.

Article 4 Interest Rate

4.1 The loan interest rate shall be as specified in Article 27 of this Contract.

4.2 The overdue penalty interest rate and the misappropriation penalty interest rate shall be as specified in Article 27 of this Contract. In the event of dual default of both overdue and misappropriation, the heavier penalty interest rate shall apply.

Article 5 Loan Disbursement and Payment

5.1 Account Opening and Management

5.1.1 The Borrower shall have opened a loan account with the Lender. The specific account information shall be as specified in Article 27 of this Contract. If a dedicated loan disbursement/payment account is opened, the loan disbursement and payment shall be processed through such account. Such account shall be used solely for the disbursement and payment of loan funds applied for by the Borrower with the Lender, and shall not be used for other settlement purposes.

5.1.2 The Lender confirms that the Lender shall deposit the loan funds drawn by the Borrower in accordance with this Contract into the loan account.

5.1.3 Upon effectiveness of this Contract, the Lender shall have the right to monitor and manage the loan account (or the dedicated loan disbursement/payment account) to supervise that the loan funds are used in accordance with the purposes specified in this Contract.

5.2 Drawdown Application

5.2.1 Prior to each drawdown, the Borrower shall, in accordance with the provisions of Article 27 of this Contract, apply for the relevant drawdown procedures in advance. Unless otherwise provided in Article 27, the Borrower shall specify the payment method (either "Lender Entrusted Payment" or "Borrower Autonomous Payment"). If the payment method applied for by the Borrower does not conform to the provisions of this Contract, the Lender shall have the right to refuse payment.

5.2.2 Once a drawdown application is submitted, the Borrower may not unilaterally withdraw it.

5.3 The Borrower agrees that loan fund payments satisfying the conditions specified in Article 27 of this Contract shall adopt the Lender Entrusted Payment method.

5.4 Lender Entrusted Payment means that the Lender, in accordance with the provisions of this Contract, pays the loan funds through the loan account to the Borrower's counterparty (payee) for purposes consistent with this Contract. For Lender Entrusted Payment, the Borrower shall submit to the Lender the "Drawdown Application/Entrusted Payment Letter", "Loan Voucher", settlement business vouchers, transaction documents relating to the counterparty, and other materials required by the Lender, specifying the drawdown amount, payee and payer amounts. The drawdown amount shall equal the corresponding payment amount and shall not exceed the total payment amount.

For Lender Entrusted Payment, if payment cannot be effected or a payment refund occurs due to incorrect information provided by the Borrower, the Borrower shall, within the time limit prescribed by the Lender, re-submit correct information or relevant materials and bear the losses itself.

For working capital loans that should be paid through entrusted payment, if for objective reasons payment must be made through other accounts, a written application shall be submitted to the Lender in advance with reasons explained. The transfer of loan funds shall be effected as continuous payments between different bank accounts, and payment to the agreed counterparty shall be completed on the same day.

5.5 Borrower Autonomous Payment means that the Lender, in accordance with the provisions of this Contract, disburses the loan funds to the loan account, and the Borrower autonomously pays them to the Borrower's counterparty (payee) for purposes consistent with this Contract. For Borrower Autonomous Payment, the Borrower shall submit to the Lender a written "Drawdown Application/Autonomous Payment Plan", "Loan Voucher", fund use plan, fund purpose description, and other materials required by the Lender. The Borrower shall report to the Lender the loan fund payment status in accordance with Article 27 of this Contract after loan disbursement. The Lender shall have the right to verify through account analysis, document inspection, on-site investigation and other means whether the loan payment conforms to the agreed purposes, and the Borrower shall cooperate with the Lender's verification. If the actual payment recipient, amount and purpose differ from the original fund use plan, the Borrower shall promptly provide reasons recognized by the Lender and relevant materials.

5.6 When applying to the Lender for external payment of loan funds, the Borrower shall submit supporting documents meeting the Lender's requirements, including but not limited to:

5.6.1 Documents evidencing conformity with the purposes specified in this Contract;

5.6.2 Transaction contracts entered into between the Borrower and third parties or written documents truly reflecting the Borrower's payment obligations;

5.6.3 Corresponding invoices or receipts; if they cannot be obtained at the time of payment, the Borrower shall promptly submit the corresponding use invoices or receipts after payment;

5.6.4 Legally valid payment vouchers;

5.6.5 Other supporting documents required by the Lender.

5.7 During loan disbursement or payment, if any of the following circumstances occurs with respect to the Borrower, the Lender shall have the right to take any of the following measures: supplementing drawdown conditions or payment conditions, changing the loan payment method, suspending or discontinuing loan fund disbursement and payment:

5.7.1 Deterioration of credit status;

5.7.2 Significant deterioration of operating and financial conditions;

5.7.3 Abnormal use of loan funds or evasion of entrusted payment;

5.7.4 Other acts in violation of this Contract.

5.8 The "Loan Voucher" constitutes a part of this Contract and has equal legal effect with this Contract. If the loan amount, term, interest rate and other information recorded in this Contract are inconsistent with those recorded in the "Loan Voucher", the "Loan Voucher" shall prevail.

Article 6 Drawdown Conditions

6.1 For the first drawdown, the Borrower shall simultaneously satisfy the following conditions:

6.1.1 This Contract and its guarantee contracts (if any) shall have become effective, and guarantee procedures shall have been completed;

6.1.2 The representations made in Article 12.1 of this Contract are true and effective, the commitments made in Article 13.1 can be duly performed, and no default event set forth in Article 14.1 has occurred;

6.1.3 No material adverse change has occurred in the operating and financial conditions that would be detrimental to the security of the Lender's claims;

6.1.4 The Zhongzheng Code of the Borrower and the guarantor (except where the guarantor is a natural person) has been submitted;

6.1.5 The loan payment method conforms to the provisions of this Contract, and the Lender has consented to payment for loans adopting Lender Entrusted Payment;

6.1.6 The Borrower has opened/designated the fund collection account as required by the Lender.

6.2 For each subsequent drawdown, in addition to satisfying the above conditions, the Borrower shall also simultaneously satisfy the following conditions:

6.2.1 The fund inflow into the fund collection account is normal;

6.2.2 No circumstances have occurred whereby loan funds are fragmented to evade Lender Entrusted Payment;

6.2.3 No other circumstances in violation of this Contract have occurred.

6.3 The Borrower agrees to draw the loan principal in the manner specified in Article 27 of this Contract.

6.4 Other drawdown conditions shall be as specified in Article 27 of this Contract.

Article 7 Loan Repayment

7.1 The repayment method shall be as specified in Article 27 of this Contract.

7.2 Without the Lender's consent, the Borrower may not repay the loan in advance.

7.3 The Borrower shall open/designate the following fund collection account with the Lender. The specific account information shall be as specified in Article 27 of this Contract.

7.4 The fund collection account is the revenue account under this Contract. The Borrower's corresponding revenue cash flows shall be deposited into the fund collection account, and the Lender shall be promptly provided with information regarding the fund movements in such account. The Lender shall have the right to monitor and manage the fund collection account. When abnormal fund movements occur in the fund collection account, the Lender shall have the right to investigate the causes and require the Borrower to repay the loan in advance, provide additional guarantees, or take other measures. The Lender shall have the right to require the Borrower to enter into an account management agreement based on the Borrower's credit status and financing situation, and to manage the inflows and outflows of funds in the account.

7.5 The Borrower shall open/designate a dedicated account for loan repayment and other accounting purposes. The specific account information shall be as specified in Article 27 of this Contract.

Article 8 Interest and Fees

8.1 Loan interest shall be calculated from the date of drawdown based on the actual number of days of fund use. The number of days of fund use shall be calculated based on the business stamp date affixed by the Lender on the loan and repayment vouchers.

8.2 Interest Settlement Method: As specified in Article 27 of this Contract. For monthly interest settlement, the interest settlement date is the 20th day of each calendar month. For quarterly interest settlement, the interest settlement date is the 20th day of the last month of each quarter. The interest payment date is the day following the interest settlement date. If the interest payment date falls on a non-banking business day, it shall be postponed to the next banking business day.

8.3 If the Borrower defaults on repayment or misappropriates the loan, the Lender shall charge penalty interest on the defaulted amount on a daily basis in accordance with this Contract.

8.4 Compound interest shall be charged on interest that cannot be paid on schedule (including normal interest, overdue interest and misappropriated interest) in accordance with the regulations of the People's Bank of China:

8.4.1 For interest that cannot be paid on schedule during the loan term, compound interest shall be calculated at the interest rate under this Contract and in the manner specified in Article 27 of this Contract; after the loan becomes overdue, compound interest shall be calculated at the penalty interest rate under this Contract;

8.4.2 For interest that cannot be paid on schedule during the period of loan overdue or misappropriation, compound interest shall be calculated at the penalty interest rate under this Contract and in the manner specified in Article 27 of this Contract.

8.5 The Borrower shall pay all fees in accordance with the fee schedule of the Lender or relevant national regulations.

8.6 Only fees compliant with laws, regulations and regulatory requirements shall be charged.

Article 9 Guarantee Matters

The guarantee matters shall be as specified in Article 27 of this Contract.

Article 10 Insurance Matters

The Parties agree on insurance matters as follows, except as otherwise provided by laws, regulations or regulatory requirements:

10.1 After consultation between the Parties, if commercial insurance is procured for properties under this Contract, the insurance period shall be continuous, and the total effective period shall not be shorter than the loan term under this Contract. Before the debt is paid off, the Borrower may not interrupt or cancel the insurance.

10.2 The insurance contract shall expressly designate the Lender as the first-priority claimant for insurance compensation, and the Lender shall keep the insurance policy.

10.3 If the Borrower fails to procure or renew insurance, the Lender shall have the right to procure or renew insurance on its own, pay premiums on behalf of the Borrower, or take other insurance maintenance measures. The Borrower shall provide necessary assistance.

Article 11 Notarization Matters

If notarization is required for this Contract and other agreements under this Contract, the Borrower shall cooperate with the Lender to complete the notarization of this Contract (including notarization for compulsory enforcement). If the Lender requires compulsory enforcement notarization, the Parties agree as follows:

The Parties agree to apply to the notary office for notarization of this Contract and to grant it compulsory enforcement effect. The Borrower undertakes that, in the event the Borrower fails to perform or improperly performs its obligations, it shall voluntarily accept compulsory enforcement. If the Borrower fails to perform or incompletely performs any principal or interest repayment obligation under this Contract, the Lender may apply to the notary office for an enforcement certificate and apply to the competent People's Court for compulsory enforcement. The Borrower voluntarily accepts compulsory enforcement. When both personal guarantee and property guarantee exist under this Contract, the applicant for compulsory enforcement may simultaneously apply for compulsory enforcement against both the personal guarantee and the property guarantee.

Article 12 Representations

12.1 Borrower's Representations

12.1.1 The Borrower is legally established and validly existing, and has the capacity and civil act capacity to enter into and perform this Contract, and can perform the obligations and assume civil liability under this Contract in its own name;

12.1.2 The Borrower operates in accordance with its business license or operating permit;

12.1.3 The Borrower has lawful and stable income or sources of income, and has the ability to repay principal and interest on schedule;

12.1.4 The Borrower holds a currently valid Zhongzheng Code;

12.1.5 The execution and performance of this Contract represent the true intention of the Borrower, comply with the articles of association, and have been subject to all necessary consents, approvals and authorizations, without any legal defects, and are not in conflict with any other contracts already entered into;

12.1.6 In the process of signing and performing this Contract, the Borrower abides by the principle of honesty and integrity, and all materials, documents and information provided to the Lender, including those relating to itself and the guarantor, are true, valid and complete;

12.1.7 The financial and accounting reports submitted to the Lender, including balance sheets, income statements, cash flow statements and other accounting statements and notes, financial position statements, etc., are true, lawful, complete and valid, and comply with the relevant national accounting laws, regulations and systems. Since the loan application, the financial and credit status has not undergone any material adverse change;

12.1.8 The Borrower has not deliberately concealed any mediation, arbitration, litigation, claims, compulsory enforcement, or disciplinary or illegal events that may endanger the Lender's rights and interests;

12.1.9 The Borrower has a good credit status without any major adverse records.

12.2 Lender's Representations

12.2.1 The Lender is legally established and validly existing with the approval of the banking regulatory authority, and has the capacity to enter into and perform this Contract, and can perform the obligations and assume civil liability under this Contract in its own name;

12.2.2 The Lender has the right to manage and control the loan fund payments in accordance with relevant regulatory requirements and the provisions of this Contract, and has the right to monitor the relevant accounts specified in this Contract.

Article 13 Covenants

13.1 Borrower's Covenants

13.1.1 Draw funds on the agreed date and in the agreed amount, and use the loan funds in the agreed manner, without fragmenting funds to evade "Lender Entrusted Payment"; for "Borrower Autonomous Payment", the single loan fund payment shall not exceed the contractually agreed limit.

13.1.2 The working capital loan under this Contract shall not be used for shareholder dividends, or for investments in financial assets, fixed assets, equity, etc.; shall not be used for fields and purposes prohibited by the State for production and operation; shall not be used in violation of relevant national regulations as registered capital, capital verification or capital increase; shall not be used in violation of relevant national regulations for stock, futures, or financial derivative investments; and shall not involve any other circumstances in violation of currently effective laws, regulations or regulatory requirements.

13.1.3 Repay the loan principal and interest and relevant fees under this Contract in full and on time.

13.1.4 Before obtaining the Lender's written consent, the Borrower shall not take equity transfers, external investment activities including acquisitions, mergers, restructuring, dissolution, etc.; nor shall it sell key equipment, complete sets of equipment or important buildings, repay other long-term debts in advance, or substantially increase debt financing.

13.1.5 The Lender has the right to conduct on-site or off-site due diligence on the Borrower, including post-loan inspections of the Borrower's operating status, financial status, loan fund use, and repayment status. The Borrower is obliged to actively cooperate with the Lender in payment management, post-loan management and relevant inspections.

13.1.6 Provide the following materials signed by the legal representative (and person in charge) and stamped with the company seal to the Lender in a timely manner:

(1) Quarterly financial and accounting reports shall be submitted before the 15th day of the month following the end of each quarter. Non-listed companies shall submit annual financial and accounting reports before the end of March of the following year; listed companies shall submit annual financial and accounting reports before the end of April of the following year (annual financial and accounting reports must be audited by a qualified accounting firm). If a listed company undergoes capital increase, expansion, dividends or other major events, it must also submit audited semi-annual financial and accounting reports before the end of August of the same year in accordance with regulations;

(2) Provide true information and materials relating to production, operation, and financial activities connected with the loan;

(3) Provide the names, account numbers, and statement of deposit and loan balances at the end of the previous month for all banks where accounts are opened;

(4) Provide other materials relating to the loan as required by the Lender.

13.1.7 Cooperate with the Lender in verifying the loan guarantee, cooperate with the Lender in inquiring about information provided by the Borrower, and cooperate with the Lender in submitting the Borrower's financial statements or collateral or pledge to institutions recognized by the Lender for audit or appraisal.

13.1.8 Comply with national environmental protection laws and regulations, and all pollution prevention indicators comply with national standards.

13.1.9 Before the loan principal and interest are fully repaid, without the Lender's permission, the Borrower shall not provide additional debt guarantees for third parties, nor mortgage assets to other third parties; nor shall it engage in other acts that would adversely affect its economic status, financial status, or ability to perform its obligations under this Contract.

13.1.10 In the event of any major matters including but not limited to significant asset transfers, business adjustments, equity changes, name changes, or amendments to articles of association, the Borrower shall notify the Lender in writing of the relevant circumstances 30 days in advance, provide a plan for the repayment of debts under this Contract, and implement the same only after obtaining the Lender's consent.

13.1.11 In the event of any change in business registration items such as company name, seal, articles of association, domicile, telephone number, bank of deposit and account number, main business premises, legal representative (person in charge), or registered capital, the Borrower shall notify the Lender in writing no later than the day following the change, and provide relevant materials.

13.1.12 In the event of major litigation or arbitration, or if the Borrower's main assets, loan projects, or collateral under this Contract are subject to property preservation or other compulsory measures, or other events endangering the security of the Lender's claims occur, the Borrower shall notify the Lender in writing no later than the day following the event, provide relevant information and materials, and cooperate with the Lender in taking effective loan preservation measures.

13.1.13 When it is discovered that the guarantor has undergone changes that may adversely affect its ability to perform its guarantee obligations, the Borrower shall promptly notify the Lender and cooperate with the Lender in taking effective loan preservation measures.

13.1.14 In the event of other adverse events affecting the Borrower's debt repayment ability, the Borrower shall notify the Lender in writing no later than the day following the event, provide relevant information and materials, and cooperate with the Lender in taking effective loan preservation measures.

13.1.15 Provide timely and accurate information on related party transactions to the Lender, including but not limited to the related party relationships of the transaction parties, the nature of the transactions, and the amounts or corresponding proportions of the transactions.

13.1.16 During the validity period of this Contract, the Borrower must continuously maintain the financial indicators specified in Article 27 of this Contract.

13.1.17 The Borrower acknowledges and is aware that if, due to the enactment or amendment of laws, policy changes, regulatory requirements, or any other reason, the Lender's granting and/or maintenance of credit under this Contract becomes illegal or non-compliant, the Lender shall have the right to require the Borrower to repay all or part of the principal, interest, and relevant fees under this Contract, and the Borrower has no objection thereto.

13.1.18 If the Borrower is an affiliate of the Lender, or becomes an affiliate of the Lender during the term of this Contract, the Borrower agrees to cooperate with the management measures taken by the Lender in accordance with regulatory requirements.

13.2 Lender's Covenants

13.2.1 Provide the loan in accordance with the agreed drawdown conditions, procedures, time and amount.

13.2.2 Charge loan interest in accordance with this Contract.

13.2.3 Not deduct loan interest from the loan principal in advance.

13.2.4 Keep confidential the Borrower's business secrets such as accounts, assets, and financial status, except in the following circumstances:

(1) Disclosure is required by national laws, regulations, regulatory policies or listing rules;

(2) Disclosure is required by judicial or government departments;

(3) Disclosure is made to the Lender's external professional advisors;

(4) Disclosure is made to credit reporting agencies or credit information databases established in accordance with law;

(5) Disclosure is made with the Borrower's consent or authorization.

Article 14 Events of Default

14.1 The occurrence of any of the following circumstances shall constitute a default by the Borrower:

(1) The Borrower fails to pay any matured debts on time, including but not limited to any principal, interest or other fees agreed under this Contract;

(2) The Borrower fails to perform or incompletely performs any representation, warranty, covenant or obligation under this Contract;

(3) Without the Lender's consent, the Borrower arbitrarily changes the loan purpose, or uses bank loans for illegal or non-compliant transactions;

(4) The Borrower fails to comply with the agreed loan payment method or fragments funds to evade Lender Entrusted Payment;

(5) The loan application materials provided to the Lender fail to meet the requirements of completeness, truthfulness and validity;

(6) The Borrower violates or fails to meet the relevant financial indicators agreed in this Contract;

(7) The Borrower is ordered to cease business, dissolve, revoke, close, or declare bankruptcy, or otherwise terminates business operations;

(8) The legal representative or principal person in charge of the Borrower or guarantor absconds, disappears, is suspected of a crime, or is subject to compulsory measures;

(9) The Borrower is involved in material litigation, arbitration or other legal disputes;

(10) The Borrower defaults under other contracts entered into with Shanghai Bank (and/or any of its branches) or other financial institutions or third parties;

(11) The Borrower defaults under any guarantee document under this Contract;

(12) The Borrower defaults on debts in the open market, including but not limited to failure to pay on schedule under bonds issued on the stock exchange or other markets;

(13) The guarantee under this Contract is invalid, the guarantor loses qualification, or the guarantor undergoes material adverse changes in operating or financial conditions or property, and is insufficient to repay the loan principal and interest, and the Borrower fails to provide new guarantees meeting the Lender's requirements;

(14) The Borrower uses false contracts with related parties to obtain bank funds or credit through discounting or pledging of receivables notes, accounts receivable and other claims without actual trade background;

(15) The Borrower refuses to accept the Lender's supervision and inspection of the use of loan funds and relevant operating and financial activities;

(16) The Borrower deliberately evades bank debts through related party transactions;

(17) Other events or acts occur that result in loss or lack of debt repayment ability or sincerity;

(18) The circumstances specified in Article 23 of this Contract whereby the purpose of the Contract cannot be realized occur;

(19) Other adverse circumstances occur that may seriously affect the Borrower's debt repayment ability;

(20) Other circumstances in violation of this Contract occur.

14.2 The occurrence of any of the following circumstances shall constitute a default by the Lender:

14.2.1 The representations made in this Contract are untrue;

14.2.2 The Lender violates any commitment made in this Contract.

Article 15 Remedies

15.1 If any default event specified in Article 14.1 occurs, the Lender shall have the right to take any one or more of the following measures:

(1) Suspend the drawdown of unused loan facilities by the Borrower;

(2) For loan funds already drawn but not yet used by the Borrower, discontinue payment processing;

(3) Require the Borrower to implement loan disbursement and payment conditions within a prescribed time limit as required by the Lender, or change the payment method or adjust the loan interest rate;

(4) Require the Borrower to provide other guarantees recognized by the Lender;

(5) Declare the loan under this Contract to be due in advance, and recall part or all of the disbursed loan principal and interest in advance;

(6) Require the Borrower to bear all costs incurred by the Lender in realizing its claims;

(7) Charge penalty interest in accordance with the relevant provisions of this Contract;

(8) Deduct funds from the Borrower's accounts in accordance with the relevant set-off provisions of this Contract to settle debts;

(9) Exercise relevant guarantee rights in accordance with laws and/or contractual provisions, including but not limited to recourse against the guarantor, disposing of relevant collateral or pledge and applying the proceeds to priority repayment;

(10) Take other measures compliant with relevant laws and regulations, financial regulatory requirements, or the provisions of this Contract.

All costs incurred by the Lender in realizing its claims (including but not limited to litigation, arbitration, attorney fees, preservation, insurance, appraisal, evaluation, registration, transfer, translation, certification, notarization fees, etc.) shall be borne by the Borrower.

15.2 If, due to the Lender's reasons, any of the following circumstances occurs (except for circumstances specially agreed in Article 16) and causes actual losses to the Borrower, the Lender shall bear corresponding compensation liability:

15.2.1 Failure to provide the loan on the agreed date and in the agreed amount;

15.2.2 Failure to determine the loan interest rate in accordance with this Contract, and failure to correct and refund overcharged interest;

15.2.3 Deducting loan interest from the principal in advance, and failure to make up the principal and refund the deducted interest.

Article 16 Special Provisions

16.1 The Borrower agrees that the Lender may inquire about, use, and retain the Borrower's credit information for loan application and post-loan management purposes.

16.2 The Lender shall not be liable if, due to force majeure, epidemic prevention and control, communication or network failures, or system failures, the loan cannot be disbursed or payment cannot be processed in accordance with this Contract, but the Lender shall promptly notify the Borrower and take remedial measures.

Article 17 Set-off and Deduction

17.1 For any matured (including all accelerated maturity) payables under this Contract (including but not limited to matured loan or loans recalled in advance due to the Borrower's default), the Lender may directly debit any currency amount from any account opened by the Borrower with Shanghai Bank Co., Ltd. (including branches). Any interest and/or exchange rate losses arising therefrom shall be borne by the Borrower. For exchange rate conversion, the exchange rate published by Shanghai Bank Co., Ltd. at the time of debit shall apply.

17.2 When settling debts, the Lender shall have the right to determine the order in which relevant amounts settle debts (whether multiple debts, or principal, interest (including compound interest), penalty interest, liquidated damages, fees, etc. under a single debt), except as otherwise required by laws or regulations.

Article 18 Exercise of Rights

Unless the Lender expressly waives its rights under this Contract in writing, the non-exercise, delayed exercise, or relaxation of loan conditions or procedures by the Lender with respect to all or part of its rights shall not be deemed a waiver of such rights.

Article 19 Value Added Tax

19.1 All prices and fees under this Contract (including but not limited to interest, fees, etc.) are tax-inclusive prices, including but not limited to value-added tax and other relevant taxes.

19.2 The Lender shall issue corresponding VAT invoices in accordance with national laws and regulations within 90 natural days (inclusive of the payment date) from the date the Borrower pays all amounts and fees under this Contract. For requests exceeding such period, the Lender shall have the right not to issue invoices.

19.3 If the Borrower requires the Lender to issue a VAT invoice, the Borrower shall first complete customer information registration with the Lender and provide the relevant taxpayer identification documents and invoicing information. The Borrower confirms that the invoicing materials and related information provided are true and accurate. If there is any change in the Borrower's information, the Borrower shall promptly apply to the Lender for a change in invoicing information. If incorrect, false, incomplete, or untimely changes in the above information result in incorrect invoices or the Borrower's inability to deduct input tax, the Borrower shall bear the relevant responsibility itself.

19.4 The Lender shall not be liable if, due to force majeure such as natural disasters, government actions, epidemic prevention and control, abnormal social events, or reasons of the tax authorities, the Lender is unable to issue VAT invoices in a timely manner.

19.5 If the VAT invoice is lost, damaged, or delayed after being collected by the Borrower or after being sent by the Lender through a third party for mailing, and the Borrower is unable to receive the VAT invoice or unable to deduct tax due to reasons not attributable to the Lender, the Borrower shall bear the relevant responsibility itself.

Article 20 Contract Documents

The "Drawdown Application/Entrusted Payment Letter", "Drawdown Application/Autonomous Payment Plan", "Loan Voucher", "Repayment Voucher", "Interest Settlement/Payment Documents", "Principal and Interest Repayment Notice", "Overdue Loan Collection Notice", and other agreements relating to the performance of this Contract under this Contract shall all constitute part of this Contract and are legally binding on both parties.

Article 21 Amendment and Assignment

21.1 Any amendment or supplement to this Contract and its constituent parts shall be agreed upon by both parties through consultation and recorded in a written agreement.

21.2 If the Borrower is unable to repay the loan on schedule, it may, at least seven banking business days prior to the loan maturity date, submit a written application to the Lender for an extension. Whether to agree to the extension shall be determined by the Lender.

21.3 The Lender may assign all or part of its rights under this Contract to a third party, but shall notify the Borrower in writing. When the Borrower assigns all or part of its obligations under this Contract to a third party, it shall obtain the written consent of the Lender and the guarantor.

Article 22 Governing Law and Dispute Resolution

22.1 This Contract shall be governed by the laws of the mainland of the People's Republic of China and interpreted in accordance therewith. If disputes arise between the parties in the performance of this Contract, they shall be resolved through consultation; if consultation fails, the following method (1) shall apply:

(1) File a lawsuit with the People's Court with jurisdiction over the place of performance of this Contract. The place of performance of this Contract is the location of the Lender.

(2) File a lawsuit with the People's Court with jurisdiction over the place of performance of this Contract. The place of performance of this Contract is the location of the actual business handling branch (sub-branch) designated by the Lender (i.e.: __/___).

During the consultation or litigation period, the provisions of this Contract that do not involve disputes shall still be performed.

22.2 If this Contract has been notarized for compulsory enforcement, if the Borrower fails to repay on schedule or other default circumstances occur, the Lender may directly apply for compulsory enforcement in accordance with law.

Article 23 Failure of Contract Purpose

For the avoidance of doubt, the parties hereby jointly confirm and agree that if the Borrower becomes bankrupt, undergoes liquidation, terminates business operations, or if the performance of this Contract becomes illegal or non-compliant due to laws, regulations or regulatory factors, or any other such circumstances occur, it shall be deemed that the basis for entering into this Contract no longer exists or the purpose of the Contract cannot be realized. Such events shall constitute a fundamental default under this Contract, and the Lender shall have the right to immediately declare all claims under this Contract to be due in advance, and recover all claims including but not limited to principal, interest and fees in accordance with the relevant provisions of Article 15.

Article 24 Notices

All notices, agreements and other documents between the parties relating to matters under this Contract, as well as relevant documents and legal instruments in the event of disputes arising from this Contract, shall be served in written form (including electronic device terminals, including mobile phones, fax numbers, email addresses, etc.) to the service addresses and contact persons specified in Article 26 of this Contract.

The above service addresses shall apply to non-litigation stages and first-instance, second-instance, retrial and enforcement procedures after disputes enter litigation procedures. If any of the Borrower's service address, contact person or other matters changes, the Borrower shall notify the Lender in writing no later than two business days thereafter.

If the Borrower fails to perform the notification obligation in the above manner, the confirmed service address shall still be deemed a valid service address. If the Borrower's service address changes without timely notification to the Lender, and the Lender serves documents at the original service address, or if service is returned due to inaccurate changed address provided by the Borrower, the consequences shall be borne by the Borrower.

For service in accordance with the notice methods agreed in this Contract: for service by mail, the service date is the date of the registered mail postmark; for special delivery, the service date is the date of receipt by the recipient; for service by telegram or fax, the service date is the date when the telegram or fax reaches the other party; for service by electronic device terminal, the service date is the date when the sender sends the communication.

Article 25 Effectiveness and Copies

This Contract shall become effective after being signed by the legal representatives (and persons in charge) or authorized agents of both parties and stamped with the company seals or contract special seals, and shall remain effective until the Borrower has fully repaid all debts under this Contract. The number of original copies shall be as specified in Article 27 of this Contract, and the number of duplicate copies shall be determined as needed.

Article 26 Party Information and Service Addresses

(Note: The boxes in this Contract indicate selection. Checked items are marked with "☑", unchecked items are marked with "☐".)

Borrower: Ruiwuhang (Shanghai) Facility Management Co., Ltd.

Main Business Premises Address: Room 302, Building A, No. 909 Duhui Road, Minhang District, Shanghai

Legal Representative (Person in Charge): Chen Xiang

Telephone:

Contact Person: Chen Xiang

Email:

Fax: /

Lender: Shanghai Bank Co., Ltd. Baiyu Sub-branch

Main Business Premises Address: 27F, No. 199 Longwen Road, Xuhui District, Shanghai

Contact Person: Yuan jw

Telephone:

Email:

Service Addresses:

Borrower Service Address: Room 302, Building A, No. 909 Duhui Road, Minhang District, Shanghai

Contact Person: Chen Xiang

Borrower Service Mobile (Subscriber Name):

Borrower Service Email:

Lender Service Address: Room 2203, No. 3500 Pudongnan Road, Pudong New Area

Article 27 Specific Terms

27.1 Contract Number:

27.2 Loan Amount: RMB 3,000,000

27.3 Loan Term:

From February 10, 2025 to February 10, 2026. For multiple drawdowns, the last drawdown date shall not be later than /Year/Months/Day.

27.4 Loan Purpose is limited to: Daily operating expenses of the Borrower, and shall not be paid to affiliated enterprises.

27.5 Loan Interest Rate:

The loan interest rate shall be determined in accordance with the following method (2). Daily interest rate = annual interest rate / 360;

(1) During the validity period of this Contract, a floating interest rate shall apply: the loan interest rate is __/_%, i.e., the Loan Prime Rate (LPR) of ___ years / ___ years or above published by the National Interbank Funding Center on ___/___/___ / plus / minus _/__ basis points (one basis point is 0.01%).

(2) ☑ During the validity period of this Contract, a fixed interest rate shall apply. The loan interest rate is 3.6%, i.e., the 1-year Loan Prime Rate (LPR) of 3.1% published by the National Interbank Funding Center on January 20, 2025 plus 50 basis points (one basis point is 0.01%).

(3) Other interest rate agreement: _/__

Where a floating interest rate and the Loan Prime Rate (LPR) apply during the validity period of this Contract, the Lender shall adjust the loan interest rate according to the LPR published by the National Interbank Funding Center based on the floating range (i.e., plus/minus basis points) agreed in this Contract on an annual / semi-annual / quarterly / monthly / daily basis. The interest rate adjustment date is the date in the corresponding month of each year / every 6 months / every 3 months / each month that corresponds to the loan disbursement date. If there is no corresponding date, the last day of the corresponding month shall apply. Such adjustment shall not be deemed a modification of this Contract, and no separate notice to the Borrower is required.

After signing this Contract and before disbursing the loan, if the Loan Prime Rate (LPR) published by the National Interbank Funding Center is adjusted, the Lender shall have the right to re-determine the interest rate standard at the time of loan disbursement in accordance with the adjusted LPR and the plus/minus points agreed in this Contract.

All loan interest rates under this Contract shall be calculated using the simple interest method.

27.6 Penalty Interest Rate:

27.6.1 The overdue penalty interest rate is ☐ 130% / ☐ 140% / ☑150% / ☐ Other: ___ of the loan interest rate agreed in this Contract.

27.6.2 The misappropriation penalty interest rate is ☐ 150% / ☐ 180% / ☑ 200% / ☐ Other: ___ of the loan interest rate agreed in this Contract.

27.7 Loan Account Information:

Bank: Shanghai Bank Baiyu Sub-branch

Account Name: Ruiwuhang (Shanghai) Facility Management Co., Ltd.

Account No.:

☐ This account is / ☑ This account is not a dedicated loan disbursement/payment account opened by the Borrower with the Lender.

27.8 Drawdown Application:

Prior to each drawdown, the Borrower shall apply for the relevant drawdown procedures at least 3 banking business days in advance.

27.9 Entrusted Payment Agreement:

For loan fund payments meeting the following conditions, the Lender Entrusted Payment method shall be adopted:

× A single payment to a transaction counterparty exceeds RMB 10,000,000;

× Other conditions: _/__

For single payment amounts not exceeding RMB 10,000,000, if the Lender determines that the entrusted payment method should be adopted, the Borrower shall comply with Article 5.4 of this Contract.

27.10 Autonomous Payment Summary Report Requirements:

The Borrower shall report the loan fund payment status to the Lender every 30 days (not exceeding 30 days) after loan disbursement.

27.11 Method of Drawing Loan Principal:

× The Borrower shall draw all loan principal within three months from the date of effectiveness of this Contract.

× The Borrower shall draw the loan principal according to the following schedule:

☐ On ___/___/___: RMB ___; ☐ On ___/___/___: RMB ___;

☐ On ___/___/___: RMB ___; ☐ On ___/___/___: RMB ___;

☐ On ___/___/___: RMB ___; ☐ On ___/___/___: RMB ___.

27.12 Other Drawdown Agreement: _/__

27.13 Repayment Method:

Where the loan term is one year (inclusive) or less, the loan principal shall be repaid in full at maturity.

× The loan principal shall be repaid in installments in accordance with the following schedule:

☐ On ___/___/___: RMB ___; ☐ On ___/___/___: RMB ___;

☐ On ___/___/___: RMB ___; ☐ On ___/___/___: RMB ___;

☐ On ___/___/___: RMB ___; ☐ On ___/___/___: RMB ___.

Where the loan term exceeds one year, the loan principal shall be repaid in installments in accordance with the following schedule:

☐ On ___/___/___: RMB ___; ☐ On ___/___/___: RMB ___;

☐ On ___/___/___: RMB ___; ☐ On ___/___/___: RMB ___;

☐ On ___/___/___: RMB ___; ☐ On ___/___/___: RMB ___.

27.14 Fund Collection Account:

Bank: Shanghai Bank Baiyu Sub-branch

Account Name: Ruiwuhang (Shanghai) Facility Management Co., Ltd.

Account No.:

27.15 Dedicated Account for Loan Repayment and Other Accounting Purposes:

Bank: Shanghai Bank Baiyu Sub-branch

Account Name: Ruiwuhang (Shanghai) Facility Management Co., Ltd.

Account No.:

27.16 Interest Settlement Method: ☑ Monthly / ☐ Quarterly

27.17 Compound Interest Method:

27.17.1 For interest that cannot be paid on schedule during the loan term, compound interest shall be calculated at the interest rate under this Contract on a monthly basis.

27.17.2 For interest that cannot be paid on schedule during the period of loan overdue or misappropriation, compound interest shall be calculated at the penalty interest rate under this Contract on a ☑ monthly / ☐ quarterly basis.

27.18 Guarantee Matters:

This Contract is guaranteed by:

☑ Joint and several liability guarantee provided by Shanghai Municipal Small and Medium Enterprises Policy Financing Guarantee Fund Management Center.

☐ Maximum amount guarantee provided by guarantor: ___

☐ Mortgage guarantee provided by mortgagor: ___

☐ Maximum amount mortgage guarantee provided by mortgagor: ___

☐ Pledge of rights provided by pledgor: ___

☐ Maximum amount pledge guarantee provided by pledgor: ___

☐ This Contract is an unsecured loan, and all guarantee provisions are not applicable.

27.19 During the validity period of this Contract, the Borrower must continuously maintain the following financial indicators:

(1) _/__

(2) _/__

(3) _/__

27.20 Supplementary Agreement:

× The total balance of all drawn principal under this Contract shall not exceed the loan amount recalculated based on the effective revaluation of the collateral, and shall not exceed the originally approved amount. The maximum loan-to-value ratio agreed in this Contract is _/__%. When the collateral is revalued, if the loan-to-value ratio exceeds the maximum ratio agreed in this Contract, the Borrower shall, within 15 business days, take measures such as providing additional guarantees, reducing the loan facility, or repaying the loan in advance to reduce the Lender's risk exposure as required by the Lender. If the Borrower refuses or fails to complete the required procedures within 15 business days, the Borrower shall bear liability for breach of contract.

✔ Other supplementary agreement: During the Lender's credit period, if new external financing, external guarantees, or repayment of shareholder loans occurs, the Borrower shall inform the Lender in writing in advance. After credit is granted, within 6 months, the Borrower shall compress the loan principal to RMB 1,500,000 (i.e., reduce by 50%), otherwise by July 2025, the loan principal shall be compressed to RMB 1,500,000. Implement the first source of repayment, and use it as an important reference for renewal of credit. If the filing with the Shanghai Municipal Small and Medium Enterprises Policy Financing Guarantee Fund Management Center is not obtained in the month following disbursement, the Lender shall have the right to declare all loans under this Contract to be due in advance, and the Borrower must repay the loan principal and interest within 10 days after receiving the Lender's written notice.

27.21 Number of Contract Copies:

This Contract is made in 3 original copies, of which the Borrower holds 1 copy, the Lender holds 1 copy, and registration, notarization and other authorities hold copies as needed.

(No text below)

SIGNATURE PAGE

(This page is the signature page of the "Small Enterprise Working Capital Loan Contract" No. 130966250001)

At the time of signing this Contract, the Lender has explained and interpreted all terms of this Contract in detail to the Borrower. Both parties have no doubts about all terms of the Contract, and have fully understood the relevant rights, obligations and responsibilities.

Borrower (Party A):

Ruiwuhang (Shanghai) Facility Management Co., Ltd.

Legal Representative (or Authorized Agent):   /s/Chen Xiang______________

Execution Date: February 10, 2025

Execution Place: Shanghai

Lender (Party B):

Shanghai Bank Co., Ltd. Baiyu Sub-branch

Legal Representative (or Authorized Agent):   /s/ Qu XiJia______________

Execution Date: February 10, 2025